UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2012

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2012, the Board of Directors (the “Board”) of Wal-Mart Stores, Inc. (“Walmart”) appointed Timothy P. Flynn as a director of Walmart. In addition, Mr. Flynn was appointed to the Audit Committee of the Board. There is no arrangement or understanding between Mr. Flynn and any other persons or entities pursuant to which Mr. Flynn was appointed as a director.

Upon his appointment to the Board, Mr. Flynn became entitled to a prorated portion of the non-management directors’ compensation for the term ending on the date of Walmart’s 2013 Annual Shareholders’ Meeting. The components of Walmart’s non-management director compensation were disclosed in Walmart’s proxy statement dated April 16, 2012 relating to the Annual Shareholders’ Meeting held on June 1, 2012. As part of his non-management director compensation, on July 27, 2012, Mr. Flynn received a prorated stock award in the amount of 1,988 shares of Walmart common stock. Mr. Flynn will also receive a prorated portion of the remaining $60,000 of the annual retainer payable to non-management directors, which will be paid quarterly through the 2013 Annual Shareholders’ Meeting, and which he may elect to take in cash or Walmart common stock, defer in stock units, defer in an interest bearing account, or receive in any combination thereof.

A copy of the press release announcing Mr. Flynn’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated July 30, 2012, announcing appointment of Timothy P. Flynn to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2012

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press Release dated July 30, 2012 announcing appointment of Timothy P. Flynn to the Board

4